SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2002

BOYD GAMING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

1-12168 (Commission File Number)	88-0242733 (I.R.S. Employer Identification No.)

2950 Industrial Road
Las Vegas, Nevada 89109
(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200
(Registrant’s telephone number,
including area code)

ITEM 5.    Other Events.

On June 26, 2002, Boyd Gaming Corporation, a Nevada corporation (the “Company”) entered into a Second Amended and Restated $500 million bank credit facility (the “New Bank Credit Facility”) dated as of June 24, 2002, with Canadian Imperial Bank of Commerce and certain other financial institutions replacing its existing bank credit facility. The New Bank Credit Facility consists of a $400 million revolver component and a $100 million term loan. The revolver portion of the New Bank Credit Facility matures in June 2007 subject to the repayment and/or refinancing of the Company’s 9.50% senior subordinated notes due 2007 prior to December 31, 2006. The $100 million term loan component matures in June 2008 subject to the same requirements regarding the repayment and/or refinancing of the Company’s 9.50% senior subordinated notes due 2007. In the event the Company has not repaid or refinanced its senior subordinated notes due 2007, prior to December 31, 2006, the maturity date for both the revolver and the term loan is March 31, 2007. The term loan will be repaid in increments of $0.25 million per quarter beginning on September 30, 2002 through March 31, 2008. The interest rate on the New Bank Credit Facility is based upon either the agent bank’s quoted base rate or the eurodollar rate, plus an applicable margin that is determined by the level of a predefined financial leverage ratio. In addition, the Company will incur a commitment fee on the unused portion of the revolver that ranges from 0.375% to 0.50% per annum. The New Bank Credit Facility is secured by substantially all of the Company’s real and personal property, including that of its 12 casino properties.

The New Bank Credit Facility contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum net worth, (ii) requiring the maintenance of a minimum interest coverage ratio, (iii) establishing a maximum permitted total leverage ratio and senior leverage ratio, (iv) imposing limitations on the incurrence of additional indebtedness, (v) imposing limitations on the maximum permitted expansion capital expenditures during the term of the New Bank Credit Facility, (vi) imposing limits on the maximum permitted maintenance capital expenditures during each year of the term of the New Bank Credit Facility, (vii) imposing restrictions on investments, dividends and certain other payments, (viii) imposing a limitation on the maximum permitted amount of hedging obligations, and (ix) imposing limitations on the maximum permitted rental expense during each year of the term of the New Bank Credit Facility.

ITEM 7.    Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Exhibits.

Exhibit Number	Description
10.31
Second Amended and Restated Credit Agreement dated as of June 24, 2002, among Boyd Gaming Corporation as the Borrower, certain commercial lending institutions as the Lenders, Canadian Imperial Bank of Commerce as the Administrative Agent, Bank of America, National Association and Wells Fargo Bank, N.A. as Co-Syndication Agents and Credit Lyonnais New York Branch and Deutsche Bank Securities, Inc. as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: June 27, 2002	/s/ ELLIS LANDAU
Ellis Landau Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit	Description
10.31
Second Amended and Restated Credit Agreement dated as of June 24, 2002, among Boyd Gaming Corporation as the Borrower, certain commercial lending institutions as the Lenders, Canadian Imperial Bank of Commerce as the Administrative Agent, Bank of America, National Association and Wells Fargo Bank, N.A. as Co-Syndication Agents and Credit Lyonnais New York Branch and Deutsche Bank Securities, Inc. as Co-Documentation Agents.

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